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Exhibit 5.1

	ATTORNEYS AT LAW	Broomfield, CO 720 566-4000
[COOLEY GODWARD LLP LOGO]	4401 Eastgate Mall San Diego, CA 92121-1909 Main 858 550-6000 Fax 858 550-6420	Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000 San Francisco, CA 415 693-2000
May 26, 2004	www.cooley.com
FREDERICK T. MUTO (858) 550-6010 mutoft@cooley.com

Metabasis Therapeutics, Inc.
9390 Towne Centre Drive
Building 300
San Diego, CA 92121

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Metabasis Therapeutics, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Prospectus"), and the underwritten public offering of up to 6,900,000 shares of the Company's Common Stock, par value $0.001 per share, including 900,000 shares of the Company's Common Stock for which the underwriters have been granted an over-allotment option (collectively, the "Shares").

        In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

        We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By: /s/  FREDERICK T. MUTO

Frederick T. Muto

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  Exhibit 5.1